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                                  EXHIBIT 21
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                      LIST OF SUBSIDIARIES OF THE COMPANY
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HEARST-ARGYLE TELEVISIONS STATIONS, INC.
WAPT HEARST-ARGYLE TELEVISION, INC.
KITV HEARST-ARGYLE TELEVISION, INC.
KHBS HEARST-ARGYLE TELEVISION, INC.
KMBC HEARST-ARGYLE TELEVISION, INC.
WBAL HEARST-ARGYLE TELEVISION, INC.
WCVB HEARST-ARGYLE TELEVISION, INC.
WISN HEARST-ARGYLE TELEVISION, INC.
WTAE HEARST-ARGYLE TELEVISION, INC.
OHIO/OKLAHOMA HEARST-ARGYLE TELEVISION, INC.
JACKSON HEARST-ARGYLE TELEVISION, INC.
HAWAII HEARST-ARGYLE TELEVISION, INC.
ARKANSAS HEARST-ARGYLE TELEVISION, INC.